UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2026

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 400-3125

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Craig Conway's Decision Not to Stand for Re-Election

On October 5, 2026, Craig Conway notified Nutanix, Inc. (the "Company") of his decision not to stand for re-election to the Company's Board of Directors (the “Board”) at the Company's 2026 annual meeting of stockholders (the "2026 Annual Meeting"). Mr. Conway will continue to serve on the Board until the 2026 Annual Meeting. Mr. Conway's decision not to stand for re-election is not the result of any disagreement with the Company regarding its operations, policies or practices. The Board and the Company would like to thank Mr. Conway for his many years of excellent service on the Board and his many contributions to the Company.

Transition Advisory Services Agreement with Tarkan Maner

In a Current Report on Form 8-K previously filed with the Securities and Exchange Commission on September 24, 2026, the Company reported that Tarkan Maner had decided to step down as President and Chief Commercial Officer and that the Company and Mr. Maner were discussing a potential senior advisor transition arrangement. On October 7, 2026, the Company and Mr. Maner entered into a Transition Advisory Services Agreement (the "Advisory Agreement") under which Mr. Maner will serve as a senior advisor and provide transition and strategic advisory services to the Company for a twelve-month term, unless earlier terminated in accordance with its terms. The advisory services include support for strategic business opportunities, customer and partner relationship transitions, strategic initiatives and other transition and strategic advisory services. The Advisory Agreement provides for a monthly advisory fee of $37,500. The Advisory Agreement does not provide for severance benefits, make-whole payments, new equity awards or accelerated vesting and does not otherwise modify the terms of Mr. Maner's outstanding equity awards. While Mr. Maner continues to provide services under the Advisory Agreement, he will remain eligible to satisfy the vesting requirements applicable to those awards under the terms of the applicable equity incentive plan and award agreements. The Advisory Agreement may be terminated for cause and may also be terminated by either party upon 30 days' prior notice. The foregoing description of the Advisory Agreement is a summary only and is qualified in its entirety by the full text of the Advisory Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: October 7, 2026	By:	/s/ Brian Martin
Brian Martin
Chief Legal Officer